THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

Warrant No. A-3	Date of Issuance: February 16, 2011

CLEARSIGN COMBUSTION CORPORATION

Common Stock Purchase Warrant

ClearSign Combustion Corporation (the “Company”), for value received, hereby certifies that Dr. Uri Shumlak (the “Registered Holder”) is entitled, subject to the terms set forth below, to purchase from the Company on or after the date that this Common Stock Purchase Warrant (the “Warrant”) is issued (the “Exercise Date”), up to 10,000 shares of the Company’s Common Stock at a purchase price of $2.25 per share. The right of the Registered Holder to purchase the Common Stock shall terminate at 5:00 p.m. Pacific time on February 16, 2021 (the “Termination Date”). The shares purchasable upon exercise of this Warrant, and the purchase price per share, each as adjusted from time to time pursuant to the provisions of this Warrant, are hereinafter referred to as the “Warrant Stock” and the “Purchase Price,” respectively.

1.           Exercise.

(a)          This Warrant may be exercised by the Registered Holder at any time after the Exercise Date, in whole or in part, by surrendering this Warrant, with the purchase form appended hereto as Exhibit A duly executed by the Registered Holder, at the principal office of the Company or at such other office or agency as the Company may designate, accompanied by payment in full by cashier’s check, money order or wire transfer of the Purchase Price payable in respect of the number of shares of Warrant Stock purchased upon such exercise.

(b)          Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which this Warrant shall have been surrendered to the Company as provided in Section 1(a) above. At such time, the Registered Holder shall be deemed to have become the holder of record of the Warrant Stock represented by such certificates.

(c)          Upon exercise of this Warrant the Company, or the Company’s agent, shall deliver to the Registered Holder a certificate for the number of shares of Warrant Stock to which such Registered Holder shall be entitled.

2.           Adjustments.

(a)          If outstanding shares of the Company’s Common Stock shall be subdivided into a greater number of shares or a dividend in Common Stock shall be paid in respect of Common Stock, the Purchase Price in effect immediately prior to such subdivision or at the record date of such dividend shall simultaneously with the effectiveness of such subdivision or immediately after the record date of such dividend be proportionately reduced. If outstanding shares of Common Stock shall be combined into a smaller number of shares, the Purchase Price in effect immediately prior to such combination shall, simultaneously with the effectiveness of such combination, be proportionately increased. When any adjustment is required to be made in the Purchase Price, the number of shares of Warrant Stock purchasable upon the exercise of this Warrant shall be changed to the number determined by dividing (i) an amount equal to the number of shares issuable upon the exercise of this Warrant immediately prior to such adjustment, multiplied by the Purchase Price in effect immediately prior to such adjustment, by (ii) the Purchase Price in effect immediately after such adjustment.

(b)          In case of any recapitalization, reclassification or change of the outstanding securities of the Company or of any reorganization of the Company or any similar corporate reorganization (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the stockholders of the Company or their relative stock holdings) on or after the date hereof (a “Restructuring”), then as a condition to such Restructuring, lawful and adequate provisions shall be made so that in each such case the holder of this Warrant, upon the exercise hereof at any time after the consummation of such reclassification, change or reorganization, shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the exercise hereof prior to such consummation, the stock or other securities or property to which such holder would have been entitled upon such consummation if such holder had exercised this Warrant immediately prior thereto, all subject to further adjustment as provided in paragraph (a); and in each such case, the terms of this Section 2 shall be applicable to the shares of stock or other securities properly receivable upon the exercise of this Warrant after such consummation.

(c)          When any adjustment is required to be made in the Purchase Price or the number of shares of Warrant Stock issuable upon exercise of this Warrant, the Company shall promptly mail to the Registered Holder in accordance with Section 8 hereof a certificate setting forth the Purchase Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Such certificate shall also set forth the kind and amount of stock or other securities or property into which this Warrant shall be exercisable following the occurrence of any of the events specified in this Section 2.

3.           Transfers.

(a)          The Registered Holder acknowledges that this Warrant and the Warrant Stock have not been registered under the Securities Act, and agrees not to sell, pledge, distribute, offer for sale, transfer or otherwise dispose of this Warrant or any Warrant Stock issued upon its exercise in the absence of (i) an effective registration statement under the Securities Act as to this Warrant and such Warrant Stock and registration or qualification of this Warrant and such Warrant Stock under any applicable “blue sky” or state securities law then in effect, or (ii) an opinion of counsel, reasonably satisfactory to the Company, that such registration and qualification are not required.

(b)          The Company will maintain a register containing the name and address of the Registered Holder. The Registered Holder may change his or her address as shown on the warrant register by written notice to the Company requesting such change.

4.          No Impairment. The Company will not, by amendment of its charter or through reorganization, consolidation, merger, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against impairment.

5.          Termination. This Warrant (and the right to purchase securities upon exercise hereof) shall terminate upon the Termination Date.

6.          Reservation of Stock. The Company covenants and agrees that all shares of Warrant Stock that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be duly authorized, validly issued, fully paid and non-assessable. The Company will at all times reserve and keep available, solely for the issuance and delivery upon the exercise of this Warrant, such shares of Warrant Stock and other stock, securities and property, as from time to time shall be issuable upon the exercise of this Warrant. The Company will take all such action as may be necessary to assure that such shares of Warrant Stock may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any domestic securities exchange or quotation system upon which the Warrant Stock may be listed or quoted.

7.          Replacement of Warrants. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of a reasonable indemnity agreement (with surety if reasonably required) in an amount reasonably satisfactory to the Company, or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company, at its own expense, will issue, in lieu thereof, a new Warrant of like tenor.

8.          Mailing of Notices. All notices hereunder shall be made in writing to the parties at the addresses listed below or at such other address as shall be given by mail with postage paid and certified or registered or by facsimile or delivery via courier to the respective parties. Mailed notices shall be deemed to be delivered three days following the date of such mailing. Facsimile transmissions shall be deemed to be delivered on the date of the transmission, so long as a receipt confirming that the transmission was successful is received. Notices delivered by courier shall be deemed to be received on the date of delivery by the courier service. Notices shall be addressed (a) if to the Registered Holder, to the following address

Dr. Uri Shumlak

and (b) if to the Company, to the following address:

ClearSign Combustion Corporation

12201 Tukwila International Boulevard

Seattle, Washington 98168

Attn.: Chief Executive Officer

9.          No Rights as Shareholder. Until the exercise of this Warrant, the Registered Holder of this Warrant shall not have or exercise any rights by virtue hereof as a shareholder of the Company.

10.         No Fractional Shares. No fractional shares of Common Stock will be issued in connection with any exercise hereunder. In lieu of any fractional shares which would otherwise be issuable, the Company shall pay an amount equal to the product of such fraction multiplied by the fair market value of one share of Common Stock on the date of exercise.

11.         Amendment or Waiver. Any term of this Warrant may be amended or waived upon written consent of the Company and the Registered Holder. Any such waiver of a breach of any provision of this Warrant shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Warrant.

12.         Representations of Holder. The Registered Holder hereby represents and warrants to the Company that: (a) he or she has had access to and is familiar with information concerning the Company’s business, affairs, financial condition, and prospects and (b) he or she has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of accepting the Warrant.

13.         Headings. The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning of any provision of this Warrant.

14.         Governing Law. This Warrant shall be governed, construed and interpreted in accordance with the laws of the State of Washington, without giving effect to principles of conflicts of law.

15.         No Assignment. This Warrant is not assignable or transferable by the Registered Holder.

CLEARSIGN COMBUSTION CORPORATION

By:	/s/ Richard Rutkowski
Name: Richard Rutkowski, Chief Executive Officer

EXHIBIT A

PURCHASE FORM

To:	ClearSign Combustion Corporation Dated:

The undersigned, pursuant to the provisions set forth in the attached Warrant, hereby irrevocably elects to purchase _________________ shares of the Common Stock covered by Warrant Number A-3 and herewith makes payment of $_____________, representing the full purchase price for such shares at the price per share provided for in such Warrant.

Signature:

Address: